                                                                 Exhibit 99.a.11

                    Revised Earnings per Share Computation
                Three and Nine Months Ended September 30, 2000
                                  (Unaudited)

                                                               Three Months Ended September 30, 2000
                                                                                           Per Share
                                                               Income        Shares         Amount
---------------------------------------------------------------------------------------------------------
Basic EPS                                                      (Thousands, except per share amounts)
         Income available for common stock                          $ 811       58,400            $ 0.01
                                                                                       ==================
Effect of dilutive securities
         Options                                                        -            8
                                                           ----------------------------
Diluted EPS
         Income available for common stock
            + assumed exercise of stock options                     $ 811      $58,408            $ 0.01
=========================================================================================================

There were 39,892,896 common share equivalents relative to the convertible preferred stock excluded from the above calculation of EPS due to the assumed conversion effect being antidilutive for the three months ended September 30, 2000.

                                                              Nine Months Ended September 30, 2000
                                                                                           Per Share
                                                               Income        Shares         Amount
---------------------------------------------------------------------------------------------------------
Basic EPS                                                      (Thousands, except per share amounts)
         Income available for common stock                       $ 72,445       58,428
         Convertible preferred stock                               27,825       39,892
                                                           ----------------------------
              Income available for common stock
              + assumed conversion of preferred stock           $ 100,270       98,320            $ 1.02
                                                           ============================
         Further dilution from applying the "two-
         class" method                                                                             (0.17)
                                                                                       ------------------
         Basic earnings per share                                                                 $ 0.85
                                                                                       ==================
Effect of other dilutive securities
         Options                                                        -            6
                                                           ----------------------------
Diluted EPS
         Income available for common stock
            + assumed exercise of stock options                 $ 100,270       98,326            $ 1.02
                                                           ============================
         Further dilution from applying the "two-
         class" method                                                                             (0.17)
                                                                                       ------------------
         Diluted earnings per share                                                               $ 0.85
=========================================================================================================